UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

MISSION WEST PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8383	95-2635431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10050 Bandley Drive, Cupertino, CA 95014
(Address of principal executive offices, zip code)

 Registrant’s telephone number, including area code: (408) 725-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Mission West Properties, Inc. (the “Company”) held its annual meeting of stockholders on May 26, 2011. The matters submitted to the stockholders for a vote included (a) the election of five directors, (b) the ratification of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the year ending December 31, 2011, (c) the non-binding, advisory vote on executive compensation and (d) the non-binding, advisory vote on the frequency of future advisory votes on executive compensation.

Each share of common stock was entitled to one vote with respect to matters submitted to a vote of the Company’s stockholders.

Proposal 1
The following table sets forth the results of voting on the election of directors:

Directors	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Carl E. Berg	12,306,502	2,064,238	8,000,030
William A. Hasler	13,738,147	632,593	8,000,030
Lawrence B. Helzel	14,130,220	240,520	8,000,030
Raymond V. Marino	12,579,864	1,790,876	8,000,030
Martin S. Roher	14,136,002	234,738	8,000,030

Proposal 2
The following table sets forth the results of voting on the ratification of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the year ending December 31, 2011:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
20,935,955	107,505	23,835	1,303,475

Proposal 3
The following table sets forth the results of voting on the non-binding, advisory vote on executive compensation:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
14,261,978	95,970	12,792	8,000,030

Proposal 4
The following table sets forth the results of voting on the non-binding, advisory vote on the frequency of future advisory votes on executive compensation:

THREE YEARS	TWO YEARS	ONE YEAR	ABSTENTIONS	BROKER NON-VOTES
8,278,214	335,829	5,713,845	42,852	8,000,030

The Company’s Board of Directors has determined to hold a non-binding, advisory stockholder vote on the compensation of its executive officers every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION WEST PROPERTIES, INC.

Date: May 31, 2011	By:	/s/ Wayne N. Pham
Wayne N. Pham
Vice President of Finance